Exhibit 10.35
SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF OFFICER’S EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.34
NAME
Judith L. Bacchus